CONSUMERS ENERGY COMPANY

AMENDED AND RESTATED BYLAWS

ARTICLE I:  LOCATION OF OFFICES

Section 1 — Registered Office: The registered office of Consumers Energy Company, (the “Company”) shall be at such place in the City of Jackson, County of Jackson, Michigan, or elsewhere in the State of Michigan, as the Board of Directors may from time to time designate.

Section 2 — Other Offices: The Company may have and maintain other offices within or outside the State of Michigan.

ARTICLE II:  CORPORATE SEAL

Section 1 — Corporate Seal: The Company shall have a corporate seal bearing the name of the Company. The form of the corporate seal may be altered by the Board of Directors.

ARTICLE III:  FISCAL YEAR

Section 1 — Fiscal Year: The fiscal year of the Company shall begin with the first day of January and end with the thirty-first day of December of each year.

ARTICLE IV:  SHAREHOLDERS’ MEETINGS

Section 1 — Annual Meetings: An annual meeting of the shareholders for the election of Directors and for such other business as may properly come before the meeting shall be held at the registered office of the Company or at such other place within or outside the State of Michigan, on the fourth Friday in May of each year or upon such other date and at the time designated by or under the authority of the Board of Directors, the Chairman of the Board or the Presiding Director, but in no event shall such date be more than ninety (90) days after the fourth Friday in May.

Section 2 — Special Meetings: Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the Presiding Director. Such meetings shall be held at the registered office of the Company or at such other place within or without the State of Michigan as the Board of Directors, the Chairman of the Board or the Presiding Director may designate.

Section 3 — Notices: Except as otherwise provided by law, written notice of any meeting of the shareholders shall be given, either personally, private carrier, by mail or any other means permissible under Michigan law to each shareholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, at their last known address as the same appears on the stock records of the Company. Written notice shall be considered given when deposited, with postage thereon prepaid, in a post office or official depository under the control of the United States Postal Service. Such notice shall specify the time and place of holding the meeting, the purpose or purposes for which such meeting is called, and the record date fixed for the determination of shareholders entitled to notice of and to vote at such meeting. The Board of Directors shall fix a record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting. Such record date shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for purposes of the adjourned meeting.

No notice of an adjourned meeting shall be necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If, after an adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be mailed, in conformity with the provisions of the first paragraph of this Section 3, to each shareholder of record on the new record date entitled to vote at the adjourned meeting.

Section 4 — Quorum: Except as otherwise provided by law or by the Articles of Incorporation of the Company, the holders of the shares of stock of the Company entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of business at the meeting, but a lesser number may convene any meeting and, by a majority vote of the shares present at the meeting, may adjourn the same from time to time until a quorum shall be present.

Section 5 — Voting: Shareholders may vote at all meetings in person or by proxy, but all proxies shall be filed with the Secretary of the meeting before being voted upon.

The voting powers of the shares of Preferred Stock, Class A Preferred Stock, Preference Stock and Common Stock shall be as provided by law or set forth in the Articles of Incorporation of the Company.

Section 6 — Inspectors: In advance of any meeting of shareholders the Board of Directors shall appoint one or more inspectors to act at such meeting or any adjournment thereof. The inspectors shall have such powers and duties as are provided by law.

Section 7 — Notice of Shareholder Business and Director Nominations:

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Company who (x) is a shareholder of record at the time of giving notice provided for in this Bylaw and at the time of the annual meeting of shareholders, (y) is entitled to vote at the meeting, and (z) complies with the notice procedures as to such business or nomination set forth in this Bylaw. Clause (iii) of this paragraph shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (A) (1) of this Section 7, such other business must be a proper subject for shareholder action under Michigan corporation law, and the shareholder must have given timely notice of such nomination or other business in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day and not later than the sixtieth (60th) day prior to the first anniversary of the preceding year’s annual meeting date; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so delivered no later than the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper form, a shareholder’s notice to the Secretary must set forth:

(i) the following as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal is made:

(a) the name and address of such shareholder, as it appears on the Company’s books, and of the beneficial owner, if any;

(b) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such shareholder and beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such notice by, or on behalf of, the shareholder or beneficial owner, if any, or any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or beneficial owner, if any, or any of their affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder or beneficial owner, if any, will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(d) any proxy, contract, arrangement, understanding or relationship pursuant to which shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company; and

(e) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) the following additional information if the notice relates to any business other than the nomination of a director that the shareholder proposes to bring before the meeting:

(a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal, and any material interest of such shareholder or beneficial owner, if any, in such business; and

(b) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) the following additional information as to each person whom the shareholder proposes to nominate for election as a director:

(a) the name, age, and business and residential addresses of such person;

(b) the principal occupation or employment of such person;

(c) the number of shares of capital stock of the Company beneficially owned by such person;

(d) such person’s written consent to being named in the proxy statement as a nominee and serving as a director if elected;

(e) such other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(f) an undertaking to provide such other information as the Company may reasonably require to determine the eligibility of such person to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such person;

(iv) a representation that the shareholder or beneficial owner, if any, intends to appear in person or by proxy at the meeting to propose such business or make such nomination; and

(v) a representation whether the shareholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(B) Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting of shareholders pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders only if directors are to be elected at such meeting pursuant to the Company’s notice of meeting. To be properly brought before a special meeting, nominations of persons for election to the Board of Directors must be (i) made by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, made by any shareholder of the Company, who (x) is a shareholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the notice procedures set forth in this Bylaw. Clause (ii) of this paragraph shall be the exclusive means for a shareholder to make nominations for director before a special meeting of shareholders.

For nominations to be properly brought before a special meeting by a shareholder pursuant to clause (ii) of the preceding paragraph, the shareholder must have given timely notice of the nomination to the Secretary of the Company in the form required by paragraph (A)(2) of this section 7. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting date and not later than the later of the sixtieth (60th) day prior to such special meeting date and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected as directors at a meeting of shareholders, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such proposal shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the PR Newswire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Nothing in this Bylaw shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

ARTICLE V:  DIRECTORS

Section 1 — Number: The Board of Directors of the Company shall consist of not less than seven (7) nor more than seventeen (17) members, as fixed from time to time by resolution of the Board of Directors.

Section 2 — Election: The Directors shall be elected annually at the annual meeting of the shareholders or at any adjournment thereof.

Section 3 — Term of Office: Subject to the provisions of the Articles of Incorporation of the Company and unless otherwise provided by law, the Directors shall hold office from the date of their election until the next succeeding annual meeting and until their successors are elected and shall qualify.

Section 4 — Vacancies: Any vacancy or vacancies in the Board of Directors arising from any cause may be filled by the affirmative vote of a majority of the Directors then in office although less than a quorum. An increase in the number of members shall be construed as creating a vacancy.

Section 5 – Chairman of the Board/Presiding Director: The Board of Directors shall have a Chairman who shall be chosen from among the Board of Directors. If the Board elects a Presiding Director, the Presiding Director shall be elected rom among the independent Directors.

ARTICLE VI:  DIRECTORS’ MEETINGS

Section 1 — Organization Meeting: As soon as possible after their election, the Board of Directors shall meet and organize and may also transact other business.

Section 2 — Other Meetings: Meetings of the Board of Directors may be held at any time upon call of the Secretary or an Assistant Secretary made at the direction of the Chairman of the Board, the Presiding Director, a majority of the Board of Directors or the President.

Section 3 — Place of Meeting: All meetings of Directors shall be held at such place within or without the State of Michigan as may be designated in the call therefor.

Section 4 — Notice: A reasonable notice of all meetings, in writing or otherwise, shall be given to each Director or sent to the Director’s residence or place of business; provided, however, that no notice shall be required for an organization meeting if held on the same day as the shareholders’ meeting at which the Directors were elected.

No notice of the holding of an adjourned meeting shall be necessary.

Notice of all meetings shall specify the time and place of holding the meeting and unless otherwise stated any and all business may be transacted at any such meeting.

Notice of the time, place and purpose of any meeting may be waived in writing either before or after the holding thereof.

Section 5 — Quorum: At all meetings of the Board of Directors a majority of the Board then in office shall constitute a quorum but a majority of the Directors present may convene and adjourn any such meeting from time to time until a quorum shall be present; provided, that if the Board shall consist of ten (10) and not more than fifteen (15), then five (5) members shall constitute a quorum; and if the Board shall consist of more than fifteen (15), then seven (7) members shall constitute a quorum.

Section 6 — Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the Directors present at such meeting, unless otherwise provided by law, the Articles of Incorporation of the Company or by these Bylaws.

Section 7 — Participation by Communications Equipment: A Director or a member of a Committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 8 — Action Without Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing or by electronic transmission. The written and/or electronic consents shall be filed with the minutes of the proceedings of the Board or Committee, and the consents shall have the same effect as a vote of the Board or Committee for all purposes.

ARTICLE VII:  EXECUTIVE AND OTHER COMMITTEES

Section 1 — Number and Qualifications: By resolution passed by a majority of the whole Board, the Board of Directors may from time to time designate one or more of their number to constitute an Executive or any other Committee of the Board, as the Board of Directors may from time to time determine to be desirable, and may fix the number of members and designate the Chairperson of each such Committee, except that the Audit Committee shall consist of not less than three independent members of the Board of Directors. Except as provided by law, the powers of each such Committee shall be as defined in the resolution or resolutions of the Board of Directors relating to the authorizations of such Committee, and may include, if such resolution or resolutions so provide, the power and authority to declare a dividend or to authorize the issuance of             shares of stock of the Company.

Section 2 — Appointment: The appointment of members of each such Committee, or other action respecting any Committee, may take place at any meeting of the Directors.

Section 3 — Term of Office: The members of each Committee shall hold office at the pleasure of the Board of Directors.

Section 4 — Vacancies: Any vacancy or vacancies in any such Committee arising from any cause shall be filled by resolution passed by a majority of the whole Board of Directors. By like vote the Board may designate one or more Directors to serve as alternate members of a Committee, who may replace an absent or disqualified member at a meeting of a Committee; provided, however, in the absence or disqualification of a member of a Committee, the members of the Committee present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act in the place of the absent or disqualified member.

Section 5 — Minutes: Except as provided in Section 2 of Article X hereof or as otherwise determined by the Board of Directors, each such Committee shall make a written report or recommendation following its meetings or keep minutes of all its meetings.

Section 6 — Quorum: At all meetings of any duly authorized Committee of the Board of Directors, a majority of the members of such Committee shall constitute a quorum but a majority of the members present may convene and adjourn any such meeting from time to time until a quorum shall be present; provided, that with respect to any Committee of the Board other than the Executive Committee, if the membership of such Committee is four (4) or less, then two (2) members of such Committee shall constitute a quorum and one member may convene and adjourn any such meeting from time to time until a quorum shall be present.

ARTICLE VIII:  OFFICERS

Section 1 — Election: The officers shall be chosen by the Board of Directors. The Company shall have a President, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time determine, who shall have respectively such duties and authority as may be provided by these Bylaws or as may be provided by resolution of the Board of Directors not inconsistent herewith. Any two (2) or more of such offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation of the Company or by these Bylaws to be executed, acknowledged or verified by two (2) or more officers.

Section 2 — Vacancies: Any vacancy or vacancies among the officers arising from any cause shall be filled by the Board of Directors. In case of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of any officer to any other officer or to any Director.

Section 3 — Term of Office: Each officer of the Company shall hold office until the officer’s successor is chosen and qualified, or until the officer’s resignation or removal. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause.

Section 4 — Compensation: The compensation of the officers shall be fixed by a committee of the Board of Directors composed of independent directors as defined by applicable law and regulation.

ARTICLE IX:  AGENTS

Section 1 — Resident Agent: The Company shall have and continuously maintain a resident agent, which may be either an individual resident in the State of Michigan whose business office is identical with the Company’s registered office or a Michigan corporation or a foreign corporation authorized to transact business in Michigan and having a business office identical with the Company’s registered office. The Board of Directors shall appoint the resident agent.

Section 2 — Other Agents: The Board of Directors may appoint such other agents as may in their judgment be necessary for the proper conduct of the business of the Company.

ARTICLE X:  POWERS AND DUTIES

Section 1 — Directors: The business and affairs of the Company shall be managed by the Board of Directors which shall have and exercise all of the powers and authority of the Company except as otherwise provided by law, by the Articles of Incorporation of the Company or by these Bylaws.

Section 2 — Executive Committee: In the interim between meetings of the Board of Directors, the Executive Committee shall have and exercise all the powers and authority of the Board of Directors except as otherwise provided by law. The Executive Committee shall meet from time to time on the call of the Chairman of the Board,the Chairman of the Committee or a majority of the Committee members. The Secretary shall keep minutes in sufficient detail to advise fully the Board of Directors of the actions taken by the Committee and shall submit copies of such minutes to the Board of Directors for its approval or other action at its next meeting.

Section 3 — Chairman of the Board: The Chairman of the Board shall preside at all meetings of Directors and shareholders; shall perform and do all acts and things incident to the position of Chairman of the Board; and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Executive Committee of the Board of Directors.

Section 4 – Presiding Director: The authority, duties and responsibilities of the Presiding Director are as follows: (1) convene and chair meetings of the independent directors in executive session no less than once each year; (2) preside at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (3) solicit independent directors for advice on agenda items for meetings of the Board; (4) serve as a liaison between the Chairman of the Board, the President and the independent directors; and (5) perform such other duties as may be assigned by the Board from time to time.

Section 5 — President: The President shall be the chief executive officer of the Company as determined by the Board of Directors and subject to the supervision of the Board of Directors and of the Executive Committee, and shall have general charge of the business and affairs of the Company; shall perform and do all acts and things incident to such position and such other duties as may be assigned from time to time by the Board of Directors or the Executive Committee. Unless otherwise provided by the Board or the Executive Committee, the -President shall have full power and authority on behalf of the Company to execute any shareholder, member or partnership consents and to attend and act and to vote in person or by proxy at any meetings of shareholders, members or partners of any entity in which the Company may own stock or an interest and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock or interest and which, as the owner thereof, the Company might have possessed and exercised if present. If the President shall not exercise such powers, or in the absence or inability to act of the President, any Vice President may exercise such powers. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons. In the absence of the Chairman of the Board and the Presiding Director, the President shall preside at meetings of Directors. In the absence of the Chairman of the Board and the Presiding Director, the President shall preside at meetings of shareholders.

Section 6 — Vice Presidents: Vice Presidents, if any, shall perform such of the duties of the Chairman of the Board or the President, on behalf of the Company as may be respectively assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President.

Section 7 — Controller: Subject to the Board of Directors, the Executive Committee, the Chairman of the Board, the President and the Vice President having general charge of accounting, the Controller, if any, shall have charge of the supervision of the accounting system of the Company, including the preparation and filing of all tax returns and financial reports required by law to be made to any and all public authorities and officials; and shall perform such other duties as may be assigned, from time to time, by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, or Vice President having general charge of accounting.

Section 8 — Treasurer: It shall be the duty of the Treasurer to have the care and custody of all the funds and securities, including the investment thereof, of the Company which may come into the Treasurer’s hands, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Treasurer may designate, and the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company. The Treasurer may sign all receipts and vouchers for the payments made to the Company; shall render an account of transactions to the Board of Directors or the Executive Committee as often as the Board or the Committee shall require; and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.

Section 9 — Secretary: The Secretary shall act as custodian of and record the minutes of all meetings of the Board of Directors, of the Executive Committee, of the shareholders and of any Committees of the Board of Directors which keep formal minutes; shall attend to the giving and serving of all notices of the Company; shall prepare or cause to be prepared the list of shareholders required to be produced at any meeting; shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix or cause to be affixed the seal of the Company thereto and to all certificates of shares of the capital stock; shall have charge of the stock records of the Company and such other books and papers as the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any, may direct; and shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.

Section 10 — General Counsel: The General Counsel, if any, shall have charge of all matters of a legal nature involving the Company.

Section 11 -	Assistant Controllers,

Assistant Secretaries and

Assistant Treasurers: An Assistant Controller, an Assistant Secretary or an Assistant Treasurer, if any, shall, in the absence or inability to act or at the request of the Controller, Secretary or Treasurer, respectively, perform the duties of the Controller or Secretary or Treasurer, respectively, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. The performance of any such duty shall be conclusive evidence of their right to act.

Section 12 — Chief Financial Officer and

Chief Accounting Officer: The Board of Directors or the Executive Committee may from time to time designate officers of the Company to be the Chief Financial Officer and the Chief Accounting Officer of the Company.

ARTICLE XI:  STOCK

Section 1 – Certificated and Uncertificated Shares: The shares of stock of the Company may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the Company will be uncertificated             shares. Every owner of certificated shares of the Company shall be entitled to a certificate, to be in such form as shall be prescribed by law, the Articles of Incorporation of the Company or by these Bylaws. Each certificate shall be numbered and shall be entered on the stock records of the Company and registered as they are issued, and shall be signed, in the name of the Company, by the President or one of the Vice Presidents and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; and shall be sealed with the seal of the Company or a facsimile thereof, or by such officers as the Board of Directors may designate.

Section 2 – Facsimile Signatures: When a certificate is countersigned (1) by a transfer agent, or (2) by a transfer clerk acting on behalf of the Company and a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Company before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

Section 3 — Stock – Preferred, Class A Preferred, Preference and Common: The designations, relative rights, preferences, limitations and voting powers, or restrictions, or qualifications of the shares of Preferred Stock, Class A Preferred Stock, Preference Stock and Common Stock shall be as set forth in the Articles of Incorporation of the Company.

Section 4 — Replacing Certificates: In case of the alleged loss, theft or destruction of any certificate of shares of stock and the submission of proper proof thereof, a new certificate may be issued in lieu thereof upon delivery to the Company by the owner or legal representative of a bond of indemnity against any claim that may be made against the Company on account of such alleged lost, stolen or destroyed certificate or such issuance of a new certificate.

Section 5 – Stock Records and Transfers of Stock: Transfers of shares of stock of the Company shall be made by the transfer agent and registrar on the books of the Company after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Subject to the foregoing, the Board of Directors shall have power and authority to adopt resolutions as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Company, and to appoint and remove transfer agents and registrars of transfers.

The Board of Directors may fix a date preceding the date fixed for any meeting of the shareholders or any dividend payment date or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date for any other action, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of stock or to take such other action, as the case may be, notwithstanding any transfer of shares on the records of the Company or otherwise after any such record date fixed as aforesaid. The record date so fixed by the Board shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting of the shareholders, nor more than sixty (60) days before any other action. If the Board of Directors does not fix a date of record, as aforesaid, the record date shall be as provided by law.

Section 6 – Registered Shareholders: The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

ARTICLE XII:  AUTHORIZED SIGNATURES

Section 1 — Authorized Signatures: All checks, drafts and other negotiable instruments issued by the Company shall be made in the name of the Company and shall be signed manually or signed by facsimile signature by such one of the officers of the Company or such other person as the President, any Executive or Senior Vice President, the Controller, the Secretary or the Treasurer may from time to time designate.

ARTICLE XIII: INSURANCE

Section 1 — Insurance: The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

ARTICLE XIV:  AMENDMENTS OF BYLAWS

Section 1 — Amendments, How Effected: These Bylaws may be amended or repealed, or new Bylaws may be adopted, either by the majority vote of the votes cast by the shareholders entitled to vote thereon or by the majority vote of the Directors then in office at any meeting of the Directors.

Amended and Restated
May 21, 2010